THIS  AGREEMENT  is  made  the  18th day  of  June  2002

BETWEEN:

AMERICAN WAGERING, INC. a company incorporated in the state of Nevada, United States of America and having its principal office at 675 Grier Drive, Las Vegas, Nevada, United States of America (Vendor);

AND

MEGASPORTS (ACT) PTY LTD (ABN 54 081 251 470) of 31 Torrens Street, Braddon, Australian Capital Territory (Company);

AND

EURAUST LIMITED (ABN 62 009 423 189) of Mezzanine Level, 28 The Esplanade, Perth, Western Australia (Purchaser).


RECITALS:

A.   The  Company  is  a  wholly  owned  subsidiary  of  the  Vendor.

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Vendor Shares pursuant to the terms of this Agreement.

IT  IS  AGREED  as  follows:

1.     DEFINITIONS  AND  INTERPRETATION

1.1     Definitions

In  this  Agreement:

Agreement means the agreement constituted by this document and includes the recitals.

Assets means the current and non-current assets of the Company and each of its Subsidiaries as at the Execution Date.

ASX  means  Australian  Stock  Exchange  Limited.

Authorisation means any permit, approval, authorisation, consent, exemption, filing, licence, notarisation, registration or waiver however described and any renewal or variation to any of them.
Business means the business of the Company and each of its Subsidiaries as at the Execution Date.

Business Contracts means all agreements, leases, contracts and arrangements to which the Company is a party and which are, in whole or in part, executory as at Settlement.


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Business  Day  means  a  day that is not a Saturday, Sunday or public holiday in
Western  Australia.

CBS means Computerized Bookmaking Systems, Inc., a company incorporated in the state of Nevada, United States of America, and a wholly owned subsidiary of the Vendor.

CBS Licence Agreement means the licence agreement entered into between the Vendor, CBS and the Company.

CBS Software Support Agreement means the software support agreement between CBS and the Company.

Claim means in relation to any person, a claim, action or proceeding, judgment, damage, loss, cost, expense or liability incurred by or to or made or recovered by or against the person, however arising and whether present, unascertained, immediate, future or contingent.

Confidential Information means any trade secrets, lists of information pertaining to clients of the Company or suppliers, specifications, drawings, inventions, ideas, records, reports, software, patents, designs, copyright material, secret processes or other information, whether in writing or otherwise, relating to the Company or any of its Subsidiaries.

Consideration  means  the  consideration  described  in  clause  4.1.

Corporations  Act  means  the  Corporations  Act  2001  (Cth).

Current Assets has the meaning ascribed to that expression for the purposes of the Australian Accounting Standards.
Current Liabilities has the meaning ascribed to that expression for the purposes of the Australian Accounting Standards.

Disclosure Material means material disclosed to the Purchaser by the Company prior to the Execution Date as set out in Annexure "A".

Electronic  Interface  means  the  Vendor's  new  graphical  user  interface.

Encumbrance means any encumbrance, mortgage, pledge, charge, lien, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security or agreement of any kind given or created and including any possessory lien in the ordinary course of business whether arising by operation of law or by contract.

Event  of  Insolvency  means:

(a) a receiver, manager, receiver and manager, trustee, administrator, controller or similar officer is appointed in respect of a person or any asset of a person;

(b) a liquidator or provisional liquidator is appointed in respect of the corporation;

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(c)  any  application  (not being an application withdrawn or dismissed within 7 days) is made to a court for an order, or an order is made, or a meeting is convened, or a resolution is passed, for the purposes of:

     (i)  appointing  a  person  referred  to  in  paragraphs  (a)  or  (b);

    (ii)  winding  up  a  corporation;  or

   (iii)  proposing  or  implementing  a  scheme  of  arrangement;

(d) any event or conduct occurs which would enable a court to grant a petition, or an order is made, for the bankruptcy of an individual or his estate under any Insolvency Provision;

(e) a moratorium of any debts of a person, or an official assignment, or a composition, or an arrangement (formal or informal) with a person's creditors, or any similar proceeding or arrangement by which the assets of a person are subjected conditionally or unconditionally to the control of that person's creditors or a trustee, is ordered, declared, or agreed to, or is applied for and the application is not withdrawn or dismissed within 7 days;

(f) a person becomes, or admits in writing that it is, is declared to be, or is deemed under any applicable law to be, insolvent or unable to pay its debts; or

(g) any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against or in relation to any asset of a person.

Execution  Date  means  the  date  of  this  Agreement.

Governmental Authority means a government or government department, a governmental or semi-governmental or judicial person (whether autonomous or not) charged with the administration of any applicable law.

Insolvency Provision means any law relating to insolvency, sequestration, liquidation or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences, and any law under which a liquidator or trustee in bankruptcy may satisfy or avoid transactions), and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person.

Last Accounts means the consolidated balance sheet and profit and loss account of the Company for the year ended on the Last Accounts Balance Date, true copies of which are annexed to this Agreement as Schedule 5.

Last  Accounts  Balance  Date  means  31  May  2002.

Leases  means  the  leases  of  real  property  held  by  the  Company.

Liabilities means and includes the Current Liabilities of the Company as at the Settlement Date except for Tax.

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Moral  Rights  means  any  of  the rights described in Article 6bis of the Berne
Convention for the Protection of Literary and Artistic Works 1886, being "droit moral" or other analogous rights arising under the Copyright Act 1968 and any other law of the commonwealth of Australia, that exist or that may come to exist, anywhere in the world, including without limitation:

(a)  a  right  of  attribution  of  ownership;  or

(b)  a  right  not  to  have  authorship  falsely  attributed;  or

(c)  a  right  of  integrity  of  authorship.

Officer, in relation to a corporation, has the meaning given in Section 82A of the Corporations Act.

Party  means  a  party  to  this  Agreement.

Permitted Encumbrance means each Encumbrance that the Parties agree in writing prior to the Settlement Date may constitute a permitted encumbrance for the purposes of this Agreement.

Premises means all the land and buildings owned, leased or occupied by the Company as set out in Schedule 2.

Prescribed  Occurrence  means:

(a) the Company converting all or any of its shares into a larger or smaller number of shares;

(b)  the  Company  resolving  to  reduce  its  share  capital  in  any  way;

(c)  the  Company:

     (i)  entering  into  a  buy  back  agreement;  or

     (ii) resolving to approve the terms of a buy back agreement under Sub-Section 257C or 257D of the Corporations Act;

(d) the Company making an allotment of, or granting an option to subscribe for, any of its shares or agreeing to make such an allotment or grant such an option;

(e)  the  Company  issuing,  or  agreeing  to  issue,  convertible  notes;

(f) the Company disposing, or agreeing to dispose, of the whole, or a substantial part, of its business or property;

(g) the Company charging, agreeing to charge, the whole, or a substantial part, of its business or property;

(h)  the  Company  resolving  that  it  be  wound  up;

(i)  the  appointment  of  a  provisional  liquidator  of  the  Company;

(j)  the  making  of  an  order  by  a  court for the winding up of the Company;

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(k)  an administrator of the Company being appointed under Section 436A, 436B or
     436C  of  the  Corporations  Act;

(l)  the  Company  executing  a  deed  of  company  arrangement;  or

(m) the appointment of a receiver, or a receiver and manager, in relation to the whole, or a substantial part, of the property of the Company.

Revenue Authority means any Federal, State, Territory or local government authority or instrumentality in respect of Tax.

SEC  means  the  United  States  Securities  and  Exchange  Commission.

Settlement means the settlement on the Settlement Date of the sale and purchase of the Vendor Shares in accordance with the terms of this Agreement.

Settlement Date means that date which is 5 Business Days after the satisfaction of the Conditions (or such other date as is agreed between the Parties).

Settlement  Statement  means the statement of adjustments set out in Schedule 6.

Share means a fully paid ordinary share in the capital of the Company. Statutes means all legislation of any country, state or territory enforced at any time, and any rule, regulation, ordinance, by law, statutory instrument, order or notice at any time made under that legislation.

Subsidiary has the same meaning given to that term in Section 9 of the Corporations Act.

Superannuation Commitment means any legal liability (whether arising under an industrial award or agreement or otherwise) or voluntary commitment to make contributions to any superannuation fund, pension scheme or other arrangement which will provide directors or employees of the Company or their respective dependents with pensions, annuities, lump sums or any other payments upon retirement or earlier death or otherwise.

Tax means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan, withholding, stamp, transaction, registration, duty or similar charge which is assessed, levied, imposed or collected by any government agency and includes, but is not limited to, any interest, fine, penalty, charge, fee or any other accounting imposed on, or in respect of any of the above.

Tax Act means the Income Tax Assessment Act 1936 and the Income Tax Assessment Act 1997.

Vendor Loans means loans made by the Vendor to the Company totalling $2,695,008.

Vendor Shares means the 100% of the issued Shares which are beneficially and legally owned by the Vendor (represented by 1,039,348 fully paid ordinary shares in the capital of the Company).

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1.2     Interpretations

In  this  Agreement  unless  the  context  otherwise  requires:


(a)  headings  are  for  convenience  only and do not affect its interpretation;

(b) an obligation or liability assumed by, or a right conferred on, 2 or more Parties binds or benefits all of them jointly and each of them severally;

(c) the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

(d) a reference to any party includes that party's executors, administrators, successors and permitted assigns, including any person taking by way of novation;

(e) a reference to any document (including this Agreement) is to that document as varied, novated, ratified or replaced from time to time;

(f) a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

(g) words importing the singular include the plural (and vice versa) and words indicating a gender include every other gender;

(h) reference to parties, clauses, schedules, exhibits or annexures are references to parties, clauses, schedules, exhibits and annexures to or of this Agreement and a reference to this Agreement includes any schedule, exhibit or annexure to this Agreement;

(i) where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(j)  a  reference  to  $  or  dollar  is  to  Australian  currency

(k) a reference to a payment is to a payment by bank cheque unless the recipient otherwise allows.

2.     TRANSACTION

The Vendor, as legal and beneficial owner of the Vendor Shares, agrees to sell free from Encumbrances and the Purchaser agrees to purchase, the Vendor Shares for the Consideration and on the further terms and conditions set out in this Agreement.

3.     ASSIGNMENT  OF  LOANS

The Vendor hereby assigns to the Purchaser, with effect from the Settlement Date, the benefit of all Vendor Loans in consideration for the Purchaser paying to the Vendor an amount of $1 (receipt of which is hereby acknowledged).

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4.     CONSIDERATION

4.1     Consideration

In consideration of the Vendor transferring the Vendor Shares to the Purchaser, the Purchaser shall pay to the Vendor the following amounts:

(a) $300,000 (three hundred thousand dollars), as adjusted in accordance with clause 6, at Settlement (Initial Payment);

(b) $2,500,000 (two million five hundred thousand dollars) payable in monthly instalments calculated as 0.1667% of the Company's previous month's turnover and as further described in clause 4.2 (Monthly Payment).

4.2     Monthly  Payments

     The  Monthly  Payment  shall  be:

(a) 0.1667% of the turnover generated by the Company in the prior month. For the avoidance of doubt and by way of example, if the Company's turnover during the month of February 2003 is $1,000,000, the Monthly Payment shall be $1,667 calculated as $1,000,000 multiplied by 0.1667%;

(b) paid no later than the fifteenth day of the following month. For the avoidance of doubt and by way of example, the Monthly Payment for the month of February 2003 shall be paid no later than 15 March 2003; and

(c) initially due and payable on 15 March 2003 based upon the Company's turnover for the month of February 2003. Thereafter, Monthly Payments shall continue to be paid until such time as the amount of $2,500,000 has been paid in full and receipt acknowledged by the Vendor.

4.3     Binding  Effect

The Purchaser and the Company understand and agree that this Agreement shall remain in full force and effect until such time as the Vendor has received all Consideration pursuant to Clause 4.1 and this Agreement shall bind and inure to the benefit of each of the Parties and their respective heirs, successors, administrators, executors and assigns. Subsequent sale of the Company and/or other external factors shall not relieve the Purchaser and/or the Company from its obligation to provide full and complete Consideration to the Vendor.

4.4     Default

In the event that the Purchaser defaults on any payment required pursuant to Clauses 4.1 and 4.2 of this Agreement or is in breach of any covenant contained in Clause 4.3 and does not correct such default within sixty (60) days of receiving written notice under clause 15, the whole of the Consideration shall become immediately due and payable.

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4.5     Monthly  Reports

The Purchaser shall provide to the Vendor, by no later than the seventh day of the following month, reports that indicate the Company's turnover for the previous month including copies of any such reports provided to Governmental Authorities.

5.     SPORTS  BETTING  BOOKMAKERS  LICENCE

5.1     Ownership  of  Licence  and  Compliance  with  the  law
Until such time as the Consideration has been paid in full, the Purchaser and the Company covenant with the Vendor as follows:

(a)  that  the  Sports Betting Bookmakers Licence (Licence) held by the Company:

     (i)  will  be  owned  absolutely  by  the  Company;

    (ii)  will  not  be  subject  to  any  Encumbrance;  and

   (iii)  will  remain  free  from  any  security  or  third  party  interest;

(b) that the Company will maintain the Licence in good standing and fully comply with all legislation both of the Australian Capital Territory and the Commonwealth of Australia applicable to the Licence in particular, but not limited, to the Race and Sports Bookmaking Act 2001 and the determinations made pursuant thereto of the Australian Capital Territory and the Interactive Gambling Act 2001 of the Commonwealth of Australia; and

(c) that should the Company cease operating the Business and/or cease accepting wagers, the Purchaser shall continue to pay Vendor one thousand dollars
     ($1,000.00) per month until such time as the Company has been sold to another party under the same terms and conditions as contained in this Agreement (refer to Section 4.3, "Binding Effect," above). In the event that said sale to another party has not been completed within eighteen (18) months from the cessation of business and/or acceptance of wagers, the Vendor shall have the right to repurchase the Company for a dollar amount equal to the amount(s) actually paid to the Vendor by the Purchaser. Failure to comply with this provision shall not constitute a default hereunder if such failure shall be caused by fire, strike, boycott, picketing, or other industrial disturbances, riot, civil commotion, theft, vandalism, flood, lightning, tempest, storm, acts of God, war, acts of war and defence, power failure, software failure, failure of any cable or interference by any government or government agency, or any other reason and/or event not within the direct control, power and authority of the Purchaser and/or the Company.

5.2     Default

In the event that the Purchaser is in breach of any covenant contained in Clause


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5.1  and  does  not  correct  such  default  within sixty (60) days of receiving written notice under clause 15, the whole of the Consideration shall become immediately due and payable.

6.     ADJUSTMENTS

The Parties acknowledge and agree that due to the nature of the Business, it is necessary to adjust the Consideration to take into account certain costs and expenses up to, but not including, the Settlement Date, to ensure that the Vendor and the Company pays all those costs and expenses for the period prior to the Settlement Date and the Purchaser assumes the balance of those costs and expenses from and including the Settlement Date. For the purposes of clarity and certainty, the Parties agree that it will be necessary to make adjustments to costs and expenses which adjustments shall be reflected in a Settlement
Statement in the form set out in Schedule 4 but to be finalised by the Purchaser's solicitors immediately prior to the Settlement Date.

7.     SOFTWARE

In consideration for the mutual promises contained in this Agreement, the Vendor agrees to:

(a) implement the Electronic Interface as soon as reasonably practicable, but in any event prior to 1 July 2002;

(b) provide software support pursuant to the terms and conditions of a separate CBS Software Support Agreement; and

(c) provide the Purchaser a licence to utilize the CBS Software pursuant to the terms and conditions of a separate CBS Licence Agreement.

8.     PUNTER'S  WAGERING  ACCOUNTS

8.1     Vendor  Covenants

The Vendor covenants with the Purchaser that the Company's cash bank account balance as at the Settlement Date will be adjusted to be equal to the sum of all punter's wagering account balances as at the Settlement Date.

8.2     Purchaser  Covenants

Until such time as the Consideration has been paid in full, the Purchaser covenants with the Vendor that it shall:

(a) at all times maintain the Company's cash bank account balance in an amount sufficient to cover all punter's wagering account balances on an ongoing basis; and

(b) provide a report to the Vendor on the basis set out in clause 0 that demonstrates the Purchaser's compliance with clause 8.2(a).

8.3     Default


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


Should the Company's cash bank account balance vary significantly in a negative manner and not be corrected within 30 days of becoming aware of the variance, then the Purchaser shall be in default of this Agreement and the Vendor may act in accordance with clause 14 of this Agreement.

8.4     Indemnity

The Purchaser agrees to indemnify the Vendor against any loss or damage suffered as a result of any defalcations or misappropriations of punter deposits.

8.5     Limitations

This clause 8 shall cease to have any operation and effect upon the Purchaser fulfilling its obligations under clause 4.1.

9.     APPROVALS

9.1     Nevada  Gaming  Authorities

(a) The Parties acknowledge that the Vendor is a company licenced and regulated by the Nevada Gaming Commission and/or the Nevada Gaming Control Board (collectively, the Nevada Gaming Authorities) and, accordingly, is required to make certain disclosures in the ordinary course of business. The Parties further acknowledge that the Nevada Gaming Authorities have the authority, but not the obligation, to review and approve this Agreement.

(b) In the event that such approval is required, the Purchaser and the Company shall fully assist the Vendor in obtaining such approval.

(c) In the event that any such approval is required but not granted prior to the Settlement Date, the Purchaser has the right to terminate this Agreement immediately without recourse by Company and/or Vendor.

(d) In the event that such approval is required but not granted, this Agreement shall terminate immediately and have no further force or effect and without recourse to any Party.

9.2     Compliance  Committee

(a) The Parties acknowledge that the transactions of the Vendor, as a company licensed and regulated by the Nevada Gaming Authorities, are subject to review and approval by the Vendor's Compliance Committee.

(b) In the event that such approval is required, the Purchaser and the Company shall fully assist the Vendor in obtaining such approval.

(c) In the event that any such approval is required but not granted prior to the Settlement Date, the Purchaser has the right to terminate this Agreement immediately without recourse by Company and/or Vendor.

(d) In the event that any such approval is required but not granted, this Agreement shall terminate immediately and have no further force or effect and without recourse to any Party.

10.     SETTLEMENT

10.1     Time  and  Location  of  Settlement

Settlement shall take place on the Settlement Date at the offices of the Purchaser in Perth or at such other offices as the Parties may otherwise agree and at such time as shall be agreed by the Parties.

10.2     Vendor's  obligations  at  Settlement

At Settlement, the Vendor must confer on the Purchaser title to the Vendor Shares and place the Purchaser in effective possession and control of the Company. To this end, at or prior to Settlement:

(a) the Vendor covenants to deliver or cause to be delivered to the Purchaser in a form and substance satisfactory to the Purchaser:

     (i)  share  certificates  in  respect  of  the  Vendor  Shares;

    (ii) separate instruments of transfer in registrable form for the Vendor Shares in favour of the Purchaser (as transferee) which has been duly executed by the Vendor (as transferor);

   (iii) the common seal (and any duplicate common seal, share seal or official seal) of the Company;

    (iv)  all  available  copies  of  the  constitution  of  the  Company;

     (v) the minute books and other records of meetings or resolutions of members and directors of the Company;

    (vi) all registers of the Company (including the register of members, register of options, register of directors, register of charges) in proper order and condition and fully entered up to the Settlement Date;

   (vii) all cheque books, financial and accounting books and records, copies of tax returns and assessments, mortgages, leases, agreements, insurance policies, title documents, licences, indicia of title, contracts, certificates and all other records, papers, books and documents of the Company;

  (viii) a duly completed authority for the alteration of the signatories of each bank account of the Company in the manner required by the Purchaser by written notice before the Settlement Date; and

    (ix) all current Authorisations and other documents issued to the Company under any legislation or ordinance relating to its business activities;

(b) procure that directors' meetings of the Company are held to attend to the following matters (as applicable):

     (i) the approval of the registration (subject to payment of stamp duty) of the transfers of the Vendor Shares and the issue of a new share certificate for the Vendor Shares in the name of the Purchaser;

    (ii) the appointment as new directors and secretaries of the Company of those persons nominated by the Purchaser by written notice before the Settlement Date;

   (iii) the retirement, by written notice, of the existing directors and secretary of the Company with effect from the end of that meeting acknowledging that each of them has no Claim of any kind whatsoever against the Company by way of compensation or entitlement for loss of office including (without limitation) in respect of his or her legal entitlements to accrued long service leave and annual pay (if any);

    (iv)  the  revocation  of all existing authorities to operate bank accounts;
          and

     (v) the transaction of any other reasonable business of which the Purchaser may give notice before the Settlement Date; and

(c) deliver possession and place the Purchaser in operating control of the Company.

10.3     The  Purchaser's  obligations  at  Settlement

At Settlement, the Purchaser must provide the Vendor with a bank cheque made out to the Vendor (or its nominee) in accordance with the Settlement Statement.

11.     COVENANTS

11.1     Covenants  about  the  Company

The Vendor and the Company jointly and severally covenant with the Purchaser that during the period commencing on the Execution Date and expiring on the Settlement Date, the Company will not, except as contemplated by this Agreement, without the prior written consent of the Purchaser:

(a) enter into, terminate or alter any term of any material contract or commitment;

(b) other than in the ordinary course of its Business, incur any material liability;

(c) other than in the ordinary course of its Business, acquire any asset or authorise any material capital expenditure;

(d) other than in the ordinary course of its Business, dispose of, agree to dispose of, assign, agree to assign, encumber or grant any option over any of its assets or any interest in any of them;

(e) other than in the ordinary course of its business, hire or terminate the employment of or pay or agree to pay any bonus or allowance to any employee or alter the terms of employment (including the terms of superannuation or any other benefit) of any employee;

(f) grant any option to subscribe for any security in the Company or allot or issue or agree to allot or issue any security, share or loan capital or any security convertible into any share or loan capital in the Company other than as set out in this Agreement;

(g)  resolve  to  reduce  its  share  capital  in  any  way;

(h) enter into a buy-back agreement or resolve to approve the terms of a buy-back agreement;

(i) declare or pay any dividend or make any other distribution of its assets or profits;

(j) alter or agree to alter its constitution other than as provided for in this Agreement;

(k)  pass  any  resolution  other  than  in  the ordinary course of business; or

(l)  resolve  any  programs  or  budgets  in  relation  to  the  Company.

11.2     Further  Covenants  by  the  Vendor

The Vendor covenants in favour of the Purchaser that during the period commencing on the Execution Date and expiring on the Settlement Date they will:

(a) ensure that the approval of any third parties is obtained, including the other shareholders of the Company to the transfer of the Vendor Shares pursuant to this Agreement (if required); and

(b) provide confirmation from all third party financiers to the Company that the change of control of the Company is not an event of default pursuant to any financing arrangements.

11.3     Assistance  by  Vendor

For the purposes of this Agreement during the period commencing on the Execution Date and expiring on the Settlement Date, the Vendor must use its best endeavours to:

(a) give the Purchaser all such assistance and information in regard to the property and affairs of the Company as they possess; and

(b) make available for access by the Purchaser or its representatives all books, records and documents (whether in written, electronic or other form) in its possession or under its control, as it may require to enable the Purchaser to gain further knowledge about the Company and its Business (and its operation and conduct) and take control of the Company.

11.4     Event  affecting  value  of  Vendor  Shares

If, before the Settlement Date, an event occurs which has or may have a material effect on the profitability or value of the Vendor Shares, the Vendor must, immediately upon becoming aware of that event, give written notice to the Purchaser fully describing the event.

12.     REPRESENTATIONS  AND  WARRANTIES  BY  THE  VENDORS  AND  THE  COMPANY

12.1     Representations  and  Warranties

Other than as disclosed to the Purchaser in the Disclosure Material, the Vendor and the Company jointly and severally warrant and represent to the Purchaser, as an inducement to the Purchaser to enter into this Agreement and it is a condition of this Agreement that statements set out in Schedule 1 are true, complete and accurate, both at the Execution Date and at the Settlement Date.

12.2     Indemnity  by  Vendor
The Vendor indemnifies and agrees to indemnify the Purchaser against any Claim against the Purchaser to the extent that the Claim arises from or is connected with any breach of any warranty by the Vendor set out in Schedule 1.

12.3     Repetition  on  Settlement  Date
The matters set out in Schedule 1 will be taken to be repeated by the Vendor and the Company on the Settlement Date with reference to the facts and circumstances existing at that date.

13.     CONFIDENTIALITY

13.1     Terms  to  remain  confidential

Each Party is to keep confidential the terms of this Agreement, and any other Confidential Information obtained in the course of furthering this Agreement, or during the negotiations preceding this Agreement, and is not to disclose it to any person except:

(a) to employees, legal advisers, auditors and other consultants requiring the information for the purposes of this Agreement;

(b)  with  the  consent  of  the  other  Parties;

(c) if the information is, at the date of this Agreement, lawfully in the possession of the recipient of the information through sources other than any of the other Parties;

(d)  if  required  by  law  or  a  stock  exchange;

(e) if strictly and necessarily required in connection with legal proceedings relating to this Agreement;

(f) if the information is generally and publicly available other than as a result of a breach of confidence; or

(g)  to  a  financier  or  prospective  financier  (or its advisers) of a Party.

13.2     Disclosure  of  Information

A Party disclosing Confidential Information must use all reasonable endeavours to ensure that persons receiving Confidential Information from it do not disclose the information except in the circumstances permitted in clause 13.1.

13.3     Obligations  continuing

The obligations under this clause 13 contain obligations, separate and independent from the other obligations of the Parties and remain in existence for a period of five (5) years from the Execution Date, regardless of any termination of this Agreement.

13.4     ASX  Listing  Rules

The Parties acknowledge that the Purchaser is a company listed on ASX and accordingly is required to make certain disclosures in the circumstances set out in the ASX Listing Rules.

13.5     SEC  Listing  Rules

The Parties acknowledge that the Vendor is a company listed on the stock market operated by NASDAQ Stock Market, Inc. and accordingly is required to make certain disclosures in the circumstances set out in the SEC Listing Rules.

14.     DEFAULT

If any of the Parties (Defaulting Party) shall make default in the due observance or performance of any of its obligations under this Agreement the observance or performance of which is or becomes essential and such default shall continue for 7 days after the receipt of a notice in writing from any of the other Parties (Non Defaulting Party) to remedy the default then the Non Defaulting Party may, without further notice to the Defaulting Party:

(a) rescind this Agreement and be entitled to such damages as to which the Non Defaulting Party would be entitled at common law or in equity; and/or

(b)  sue  the  Defaulting  Party  for  specific  performance.

15.     NOTICES

15.1     Notices  in  Writing

Each notice authorised or required to be given to a Party shall be in writing and may be delivered personally or sent by properly addressed and prepaid mail or facsimile in each case addressed to the Party at its address set out in clause
15.2, or as the case may be to such other address as it may from time to time notify to the other Parties pursuant to clause 15.3.

15.2     Initial  Address  of  Parties

The  initial  address  of  the  Parties  shall  be  as  follows:

     In  the  case  of  the  Vendor:

     675  Grier  Drive
     LAS  VEGAS  NEVADA  89119
     UNITED  STATES  OF  AMERICA
     Facsimile:     INT  +  702  735  0142
     Attention:     Mr  V  Salerno

     In  the  case  of  the  Company:

     Canberra  Racecourse
     Suite  1  Sports  Betting  Auditorium
     Randwick  Road
     LYNEHAM  ACT  2612
     Facsimile:     INT  +  (61  2)  6241  9255
     Attention:     Mr  B  Gordon

     In  the  case  of  the  Purchaser:

     Mezzanine  Level,
     28  The  Esplanade
     PERTH  WA  6000
     Facsimile:     INT  +  (61  8)  9481  2394
     Attention:     Mr  J  Asquith

15.3     Change  of  Address

Each Party may from time to time change its address by giving notice pursuant to clause 15.1 to the other Parties.

15.4     Receipt  of  notice
Any notice given pursuant to clause 15.1 will be conclusively deemed to have been received:

(a) in the case of personal delivery, on the actual day of delivery if delivered prior to 5.00pm (local time) on a Business Day or on the next following Business Day if delivered after 5.00pm (local time) on a Business Day or on other than a Business Day;

(b)  if sent by mail, on the second clear Business Day after the day of posting;
     or

(c) if sent by facsimile, on the day after the facsimile was sent by clear transmission.

16.     NON-ASSIGNMENT

No Party may assign any or all of its rights and obligations under this Agreement to any person except with the prior written consent of the other Party which consent shall not unreasonably be withheld.

17.     FURTHER  ASSURANCE

Each Party shall sign, execute and do all deeds, acts, documents and things as may reasonably be required by the other Party to effectively carry out and give effect to the terms and intentions of this Agreement.

18.     GOVERNING  LAW

This Agreement shall be governed by and construed in accordance with the law from time to time in the State of Western Australia and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Western Australia and the courts which hear appeals therefrom.

19.     VARIATION

No modification or alteration of the terms of this Agreement shall be binding unless made in writing dated subsequent to the date of this Agreement and duly executed by the Parties.

20.     COSTS

20.1     Stamp  Duty

All stamp duty assessed on or in respect of this Agreement or any document or transaction contemplated by this Agreement shall be paid by the Purchaser.

20.2     Legal  Costs

Each Party shall bear their own legal costs of and incidental to the preparation, negotiation and execution of this Agreement.

21.     MISCELLANEOUS

21.1     Enforcement  of  Provisions

If any provision of this Agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

21.2     Sole  Understanding

This Agreement shall constitute the sole understanding of the Parties with respect to the subject matter and replaces all other agreements with respect thereto.

21.3     Counterparts

This Agreement may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

21.4     Time

Time  shall  be  of  the  essence  in  this  Agreement  in  all  respects.

EXECUTED  by  the  Parties  as  an  Agreement.


EXECUTED  BY                 )
AMERICAN  WAGERING,  INC     )
acting  by:                  )
                             )

/s/ Victor Salerno
----------------------------
Director

/s/ Timothy F. Lockinger
----------------------------
Director/Secretary


EXECUTED  BY                 )
MEGASPORTS  (ACT)  PTY  LTD  )
ABN  54  081  251  470       )
in  accordance  with         )
the  Corporations  Act:      )

/s/ Victor Salerno
----------------------------
Director

/s/ Brian Gordon
----------------------------
Director/Secretary


EXECUTED  BY                 )
EURAUST  LIMITED             )
ABN  62  009  423  189       )
in  accordance  with         )
the  Corporations  Act:      )

/s/ Michael O'Donnell
----------------------------
Director

/s/ Jonathan Asquith
----------------------------
Director/Secretary

                                   SCHEDULE 1
                                   WARRANTIES
                               Vendor's Warranties
1.     Share  capital

(a) (Entire issued capital): The Vendor Shares comprise 100% of the issued share capital of the Company.

(b) (Shares fully paid): The Vendor Shares are fully paid up and have been duly issued and allotted.

(c) (No right to subscribe): No person has any right or option to subscribe for or otherwise to acquire any further shares in the Company.

(d) (No options): There are no outstanding options, contracts, calls, first refusals, commitments, rights or demands of any kind relating to the issued or unissued capital of the Company.

(e) (No other allotments): The Company is not under any obligation to allot any shares to any person or persons, or otherwise to alter the structure of any part of their respective unissued share capital, and the Company is not under any obligation to give any option over any part of their respective unissued shares capital nor has the Company offered to do any of the matters stated in this sub-paragraph.

2.     Vendor's  qualifications

(a)  (Duly  registered):  The  Company is duly registered under the Corporations
     Act.

(b) (Vendor is owner): The Vendor is the registered holder and beneficial owner of the Vendor Shares which are free of any Encumbrance.

(c) (Right and power to sell): The Vendor has complete and unrestricted power and right to sell, assign and transfer the Vendor Shares to the Purchaser subject to the consent of the directors of the Company to the registration of the transfers of the Vendor Shares and the approvals required pursuant to clause 9.

(d) (Binding obligations created): The entry into and performance of this Agreement by the Vendor does not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation), or default under any agreement or undertaking, by which the Vendor is bound.

(e) (No Event of Insolvency): No Event of Insolvency has occurred in relation to the Vendor nor is there any act which has occurred or any omission made which may result in an Event of Insolvency occurring in relation to the Vendor.

3.     Effect  of  this  Agreement

The entry into and performance of this Agreement and all documents executed pursuant to this Agreement:

(a) will not relieve any person of any contractual or other obligation to the Company or entitle any person to re-negotiate the terms or conditions of any such obligation;

(b) do not and will not conflict with, violate or result in a breach by the Company or the occurrence of an event of default under any agreement or any law, undertaking to or judgment or Court order;

(c) will not result in any indebtedness, present or future, of the Company becoming due or capable or being declared due and payable before the stated maturity date;

(d) will not result in any indebtedness, present or future, of the Company becoming due or capable or being declared due and payable before the stated maturity date;

(e) will not give rise to any contractual or other obligation of the Company to any person or entitle any person to require the performance of or compliance with any existing contractual or other obligation of the Company; and

(f) will not entitle any person with whom the Company has a contract or arrangement of any kind to terminate that contract or arrangement or to impose less favourable terms on the Company.

4.     The  Company

The  Company:

(a) is duly registered, has full corporate power to own its assets and Business and to carry on its Business as now conducted; and

(b) has done everything necessary to do business lawfully in all jurisdictions in which its Business is carried on.

5.     The  Last  Accounts

The  Last  Accounts:

(a) disclose a true and fair view of the state of the affairs, financial position and assets and liabilities of the Company and its Subsidiaries as at the Last Accounts Balance Date, and the income, expenses and results of the operations of the Company for the year ended on that date;

(b) include in their respective balance sheets all such reserves and provisions for Tax as are adequate to cover all Tax liabilities (whether or not assessed and whether actual, contingent, deferred or otherwise) of the Company up to the Last Accounts Balance Date;

(c) contain adequate provisions in respect of all other liabilities (whether actual, contingent, deferred or otherwise) of the Company as at the Last Accounts Balance Date and proper disclosure (in note form) of any contingent or other liabilities not included or provided therein; and

(d)  were  prepared:

     (i) in accordance with the Corporations Act and Australian accounting standards applied on a consistent basis and without making any revaluation of assets;

    (ii) in the manner described in the notes to them and the accompanying auditor's opinion; and

   (iii) on a consistent basis with the audited accounts for the previous financial year.

6.     Period  Since  Last  Accounts  Balance  Date

(a) (No material adverse change): There has not since the Last Accounts Balance Date been:

     (i) any material adverse change to the financial condition of or in the trading operations of the Company from that shown in the Last Accounts; or

    (ii) any material change in the nature, amount, valuation or basis of valuation of the assets or in the nature or amount of any liabilities of the Company.

(b) (No material effect on operations): There has not arisen since the Last Accounts Balance Date any item, transaction or event of a material or unusual nature likely to affect substantially the operations or results or state of affairs of the Company.

(c)  (Business  carried  on  in  normal course): Since the Last Accounts Balance
     Date the Company has carried on its Business in the ordinary regular and normal course, no amount has been acquired or disposed of, no liability has been incurred except in the ordinary course of business, and no contingent liability has been incurred by the Company.

(d) (No debts released or settled): None of the debts shown in the Last Accounts have been released or settled for an amount less than that reflected for such debts in the Last Accounts, and to the best of the Vendor's knowledge and belief all such debts owing to and accounts receivable of the Company are now and on Settlement will be good and collectable in the amount disclosed in the Last Accounts (other than for any allowance in the Last Accounts in respect of doubtful debts). To the best of the knowledge and belief of the Vendor all such accounts receivable and debts are not and will not be subject to any counterclaim or set-off except for moneys payable by persons also shown as creditors of the Company in the amounts shown in the Last Accounts (as such amounts may have been affected by transactions in the ordinary course of business since the Last Accounts Balance Date).

(e) (Dividends): All dividends declared by the Company have been properly and validly declared and no dividends have been declared by the Company or any of its Subsidiaries since the Last Accounts Balance Date.

(f) (No Event of Insolvency): Since the Last Accounts Balance Date no Event of Insolvency has occurred in respect of the Company nor has any act occurred or any omission been made which may result in an Event of Insolvency occurring in respect of the Company.

(g) (No Prescribed Occurrence): Since the Last Accounts Balance Date no Prescribed Occurrence has occurred in respect of the Company nor has any act occurred or any omission been made which may result in a Prescribed Occurrence occurring in respect of the Company.

(h) (No additional remuneration): Since the Last Accounts Balance Date there has not been material change in the remuneration or benefits paid to or given or expected by the Officers or employees of the Company.

7.     Records  and  systems

(Records properly kept): All books of accounts and other records of any kind of the Company:

(a) have been fully, properly and accurately kept on a consistent basis and completed in accordance with proper business and accounting practices and all applicable Statutes;

(b)  have  not  had  any  material  records  or  information  removed from them;

(c)  do  not  contain or reflect any material inaccuracies or discrepancies; and

(d) give and reflect a true and fair view of the trading transactions, or the financial and contractual position of the Company and of its assets and liabilities; and

(e)  are  in  the  possession  of  the  Company.

8.     Contracts  and  Commitments

(a) (Contracts binding): Every contract, instrument or other commitment to which the Company is a party (including all Business Contracts and Leases) is valid and binding according to its terms and, without prejudice to any other warranty, no party to any such commitment is in material default under the terms of that commitment.

(b) (No contracts outside ordinary course of business): The Company is not party to any contract or commitment entered into which:

     (i)  is  in  existence  other than as disclosed in the Disclosure Material;

    (ii)  is  outside  the  ordinary  course  of  business;

   (iii) even if entered into in the ordinary course of business, involves or is likely to involve obligations or liabilities which by reason of their magnitude or nature ought reasonably to be made known to an intending purchaser of the Vendor Shares;

    (iv)  is  not  at  arm's  length  or  not  on  normal  commercial  terms; or

     (v)  is  long  term,  substantial  or  onerous.

(c) (No sums owing): No sums are now owing or will at Settlement be owing by the Company to the Vendor or to any company or person related to the Vendor, other than as disclosed in the Disclosure Material.

(d) (No guarantees given): The Company has not guaranteed or indemnified or is directly or indirectly obliged in any way to guarantee, assume or provide funds to satisfy any obligation of any person, or has given a letter of comfort to any person, or other than as disclosed in the Disclosure Material.

(e) (No contract by unilateral act): No offer, tender, quotation or the like given or made by the Company is capable of giving rise to a contract merely by any unilateral act of a third party, other than in the ordinary course of business.

(f) (Capital expenditure): There are no outstanding commitments of the Company for capital expenditure other than replacements and normal purchases of plant and equipment in the ordinary course of business.

(g) (No foreign exchange exposure): Other than as disclosed to the Purchaser, there are no foreign exchange contracts binding the Company, and there are no foreign exchange exposures of the Company.

(h) (No finder's fee): No-one is entitled to receive from the Company any finder's fee, brokerage or other commission or benefit in connection with the sale and purchase contemplated by this Agreement.

(i) (No profit sharing): The Company is not party to any agreement, arrangement or understanding where it is or will be bound to share profits or waive or abandon any rights.

(j) (No other payments): The Company is not subject to any agreement, arrangement or understanding that involves directly or indirectly any offer or payment to any government official or any other third party to influence him or to assist in the obtaining or retaining of business, nor involves any offer or payment to any other person while knowing or having reason to know that all or a portion of the matter offered or any such payment would be made available or paid to any government official or third party for the same purpose.

(k) (Securities enforceable): All security (including any guarantee or indemnity) granted in favour of the Company is valid and enforceable by that member against the grantor in accordance with the terms of that security.

9.     Permits  and  compliance  with  Statutes

(a) (All Permits obtained): The Company has all permits, licenses, authorities, registrations and approvals necessary for properly carrying on its Business and for the use of the Premises (Permits).

(b) (Permanent and unconditional): All Permits have been obtained on a permanent and unconditional basis, or if the Permits are not permanent and unconditional, the Vendor possesses all documents necessary to permit the Purchaser to renew or transfer the Permits.

(c)  (No  revocation  or variation): There is no circumstance or fact which may:

     (i) result in the revocation or variation in any material respect of any of the Permits;

    (ii) hinder or prevent the transfer or grant of such Permits to the Purchaser; or

   (iii) prejudice the continuance or renewal of such Permits in favour of the Purchaser.

(d) (Reports and returns): All reports, returns, payments and other information required to be made or given in respect of any Permits have been duly made or given.

(e) (Compliance with Statutes): The Business of the Company is conducted in compliance with all Statutes and the Vendor is not aware of any allegation of any contravention of any Statute by the Company.

10.     Corporate  matters

(a) (Assets owned by the Company): The Company is the legal and beneficial owner of all of its assets, which are free of any Encumbrance, except as disclosed in the Last Accounts.

(b) (Compliance with contracts): To the best of the Vendor's knowledge, information and belief, and after due enquiry, the Company has complied in all respects with:

     (i)  its  Constitution;

    (ii) any instrument to which it is a party or by which it is bound, including all Business Contracts and Leases; and

   (iii) all legal requirements and all judgments, orders, injunctions and requirements of any Court or Government Authority, and there has not occurred any event which, with the passing of time or giving of notice, would constitute a material breach of default or any of the above.

(c)  (Capacity  of  the  Company):  The  Company:

     (i) will not at Settlement, hold or have agreed to acquire or take up any shares in the capital of any company;

    (ii) is not a member of any partnership, joint venture or unincorporated association;

   (iii)  is  not  a  trustee  or  manager  of  any  trust estate or fund; and

    (iv) does not have a permanent establishment (as that expression is defined in the Tax Act) outside Australia.

(d) (No powers of attorney): There are no powers of attorney given by the Company in favour of any person which are or may come to be in force in relation to the Business or the Company.

(e) (Officers duly appointed): All of the directors and secretaries of the Company have been duly appointed in accordance with the Corporations Act or its predecessor, the Companies Code.

(f) (No name changes): The Vendor will not permit the name of the Company to be changed before Settlement.

(g) (Plant and equipment): All plant, equipment and vehicles owned by the Company are in good order and repair except for fair wear and tear.

(h) (All duties and taxes paid): All stamp duties and other taxes for which the Company is primarily liable in respect of every deed, agreement or other document to which the Company is or has been a party have been duly paid or adequately provided for.

(i) (Constitution): The Constitutions of the Company and its Subsidiaries produced to the Purchaser at the time of execution of this Agreement and signed for the purposes of identification by the Company's secretary on behalf of the Company are respectively true and correct copies of the constitutions of the Company and its Subsidiaries and will remain so until and as at Settlement.

(j) (Filings): The Company has filed all annual returns, resolutions, particulars, other forms, returns and documents as and where required to be filed or registered under the Corporations Act or its predecessor, the Companies Code, such returns and forms were accurate in all material respects, and the Company is not liable to be struck off the register of companies.

11.     Premises

(a) (List of all Premises): Schedule 3 accurately describes all the Premises owned, leased or occupied by the Company.

(b) (Exclusive occupation): The Company has exclusive peaceful and undisturbed occupation of the Premises free of any Encumbrance or third party right.

(c) (Compliance with obligations): The Company has properly performed and observed all obligations affecting the Premises, whether set out in the Leases or in any Statutes.

(d) (Leases valid and binding): Each Lease is valid and binding on the Parties and enforceable in accordance with its terms and the Company named as lessee of any Lease has complied with all its obligations under each relevant Lease.

(e) (True copies): The Vendor has given the Purchaser true copies of each of the Leases before the Execution Date. Those copies set out the full terms of those Leases.

(f) (Disclosure of other lease commitments): The Vendor has disclosed to the Purchaser before the Execution Date full and correct details of all commitments (whether legally binding or otherwise) of the Company to take lease of premises.

(g) (No disputes): There is no current material dispute relating to the Premises or their use.

(h) (No notices): The Company has not received any notice from any Government Authority (nor are any of them aware of any pending notice):

     (i) requiring any work to be done or money expended on any of the Premises; or

    (ii) of proposed resumption, compulsory acquisition or any other matter affecting any of the Premises.

(i)  (State  of  Premises):  The  Premises:

     (i) are used for purposes permitted under relevant planning or zoning schemes and in compliance with all Statutes;

    (ii)  are  not  subject to any temporary or conditional planning permission;

   (iii) are not subject to any restrictive covenant, exception or reservation which adversely affects the ability to carry on the Business at those Premises;

    (iv) are suitable for the continued conduct of the Business as presently conducted at those Premises; and

     (v) and its improvements are, having regard to their age, in such condition and state of repair as to be substantially fit for the purpose for which they are currently used.

12.     Environmental  compliance

(a) (No environmental contamination): The Premises are free of all environmental contamination, including without limitation, any patent or latent environmental contamination of the atmosphere, air, soil, sub-soil, ground water or surface waters within or adjacent to such premises.

(b) (No violation of environmental laws): No hazardous materials and no other materials intended for use or generated in the Business have been or are used, stored, treated or otherwise disposed of by the Company in violation of applicable laws and regulations.

(c) (Compliance with environmental laws): All hazardous materials removed or emitted from the Premises were and are documented, transported and disposed of in compliance with all applicable laws and regulations.

(d) (No materials causing contamination): No materials, including without limitation, effluence leachate, emissions or hazardous materials generated on or emitted from any of the Premises have caused or will cause, in whole or in part, any environmental contamination.

(e) (No agreement): There is no agreement or consent order to which the Company is a party in relation to any environmental matter, and no such agreement or order is necessary for the continued compliance of the Business with applicable laws and regulations.

(f) (Orders): All orders issued by any Government Authority concerning environmental matters on the Premises have been fully complied with and cleared.

(g) (Notices): The Company has not received any written communications which have not been fully complied with and cleared concerning alleged violations of environmental legislation or claims with respect to environmental matters with respect to the Business.

(h) (Business does not constitute nuisance): The conduct of the Business does not constitute a nuisance, nor has any claim been made in respect of the use or operation of the Premises by any adjourning landowner or other party.

13.     Assets

(Owned by the Company): Except as set out in the Disclosure Material, all the fixed asset, current assets and other assets and property used in connection with the Business are:

(a) legally and beneficially owned by the Company free of Encumbrances (and, in particular, no such assets are the subject of any hire purchase agreement or credit purchase agreement or any agreement for payment of deferred terms); and

(b)  not  used  by  any  other  person.

14.     Absence  of  Litigation

(a) (No current litigation): The Company nor any person for whom it may be vicariously liable is engaged in any capacity in any prosecution, litigation, arbitration proceedings or administrative or governmental challenge or investigation (Litigation).

(b) (No pending Litigation): There is no Litigation pending, threatened, anticipated or contemplated against the Company or any person for whom any of them may be vicariously liable.

(c) (No facts giving rise to Litigation): No fact or circumstance exists which may give rise to any Litigation which could materially affect the ability of the Company continuing to operate its Business.

(d) (No outstanding judgments): There are no unsatisfied or outstanding judgments, orders, decrees, stipulations, or notices affecting the Company or any person for whom any of them may be vicariously liable.

16.     Insurance

(a) (Assets adequately insured): The assets of the Company are adequately insured in respect of the risks to which they are subject (including loss or damage by fire, theft, storm and tempest) in such amounts as accord with sound business principles and such insurances will not expire before the Settlement Date.

(b) (Other insurance): The Company is adequately insured against public liability, product liability, loss of profits and all other risks in such amounts as accord with sound business principles, and such insurances will not expire before the Settlement Date.

(c) (Insurance for employees and others): Any Claim which might be made against the Company by an employee or third party in respect of any accident or injury is fully covered by insurance.

(d) (Premiums paid): All premiums in respect of the insurances will have been paid before the Settlement Date.

(e) (No claims remain unpaid): There are no material Claims made but unpaid any insurance policies, and no material threatened or pending Claims, and there are no events or circumstances which may give rise to any such Claim.

(f) (No failure to claim): The Company has not failed to give any notice or to present any Claim with respect to the Business under any existing insurance policy.

(g) (No outstanding requirements or recommendations): The Company has not been notified by any insurer that it is required or that it is advisable for it to carry out any maintenance, repairs or other work in relation to any assets of any Business or on any Premises.

(h) (Insurance only relevant to Business): The insurances effected by the Company do not cover or otherwise relate to any assets or premises other than those owned and used by the Company or any risks or liabilities other than those which may be incurred by the Company.

17.     Taxation

(a) (Compliance): The Company has duly complied with all obligations imposed by the Tax Act.

(b) (No dispute): The Company has not made a false or misleading statement to a taxation officer within the meaning of the Tax Act in relation to any income or franking year and there is no unresolved dispute with any Revenue Authority involving the Company.

(c) (Other tax returns filed): All necessary information, declarations, certificates, notices, returns and any other required lodgements in respect of Taxes, other than Tax under the Tax Act, have been properly and duly submitted by the Company to all relevant Revenue Authorities in respect of Tax for all relevant periods up to the Execution Date and will continue to be submitted until the Settlement Date. The Company has not made a false or misleading statement in relation thereto and there is no unresolved dispute with any Revenue Authority involving the Company, nor are there any facts or circumstances which might give rise to any dispute.

(d) (All other taxes assessed and paid): All Taxes, other than Tax under the Tax Act, which have been assessed or imposed or which are deemed to have been assessed or imposed or which are lawfully assessable or payable by or upon the Company and which were due and payable as at the Last Accounts Balance Date have been paid or remitted to the relevant Revenue Authority by the Company.

(e) (No penalty or fine paid or payable): The Company has not in the past five years paid or become liable to pay, nor are there any circumstances by reason of which the Company is likely to become liable to pay, any penalty, fine or interest under the Tax Act or with respect to any Tax under that or other legislation.

(f) (No tax audit or investigation conducted): The Company has not in the past five years suffered any investigation, audit, visit or written request for the production of information by any Revenue Authority and the Company has not been notified of or is aware of any such proposed investigation, audit, visit or request.

(g) (No non-arms length transactions): The Company has not been a party to or has not participated in any non-arm's length transaction that could be affected by the exercise of discretionary powers of the relevant Revenue Authority, including, without limitation, transactions relating to trading stock, plant and equipment, securities or assets subject to the capital gains tax provisions of the Tax Act.

(h) (No tax avoidance): The Company has not been a party to or has not participated in transactions or arrangements that could give rise to the exercise by the Relevant Authority of its powers under the Tax Act in relation to losses and outgoings incurred under tax avoidance schemes, or in relation to international agreements or schemes to reduce income tax, or any other discretionary powers of the relevant Revenue Authority under the Tax Act by virtue of which transactions or arrangements entered into by the Company may be re-opened, revised or given an interpretation different from that adopted by the Company.

(i) (Inter-company dividends): There have not been and are no circumstances in relation to the payment of any dividend by the Company to any person that have given rise to or could give rise to the denial in whole or in party of any inter-company dividend tax rebate available under the Tax Act.

(j) (Tax file numbers): The Company has duly complied with all obligations imposed under the Tax Act in relation to the quotation of tax file numbers by employees of the Company and the deduction by the Company of tax instalments, including the guidelines under applicable privacy legislation; the Company has not committed any offence in relation to the collection, recording, use or disclosure of tax file numbers.

(k) (Income tax returns filed): The Company has filed all returns under the Tax Act for the income year, franking year and tax periods covered by the Last Accounts and for all previous years, together with any applicable certificates, notices, declarations and any other lodgements whether mandatory or otherwise in the interests of the Company; all such returns were correct and on a proper basis, and no dispute exists in relation to any of them, nor are there any facts or circumstances which might give rise to any disputes.

(l) (All income tax assessed and paid): All Tax under the Tax Act for the income year, franking year and tax periods covered by the Last Accounts and all prior income, franking years and tax periods which have been assessed or imposed or which is deemed to have been assessed or imposed or which is lawfully assessable or payable by or upon the Company has been duly assessed and paid.

(m) (Franking accounts properly maintained): In relation to the Company, all credits and debits to any franking account maintained by each member have been duly and properly recorded in accordance with the Tax Act giving rise to a franking account balance in conformity with the Tax Act, and there are no existing or pending statutory franking debits in relation to dividend streaming arrangements, on-market share buy-back purchases or otherwise.

(n) (Franking debits): The Company has not lodged an application for the determination of an estimated franking debit and no notice has been received or is expected at the Execution Date that would give rise to a franking debit based on an estimated debit determination under the Tax Act.

(o) (Proper records kept): All documents and records have been kept and maintained in compliance with the Tax Act including, without limitation, all records required in relation to the franking account balance of the Company and records necessary to permit the ascertainment of all information required in relation to capital gains and capital losses including net capital gains and net capital losses under the Tax Act and records necessary to attribute the goods and services tax paid and payable on taxable supplies to a tax period and to attribute all creditable acquisitions to a tax period and to claim an input tax credit, in respect of all creditable acquisitions, for the purposes of the Tax Act.

(p) (Price adjusting for GST): All contracts for making taxable supplies entered into by the Company provide for the cost of the goods and services tax liability in respect of such supplies to be included in the price or other consideration for the supply.

18.     Staff  and  superannuation

(a) (Details of employees): The Vendor has disclosed to the Purchaser in writing before the Execution Date full and correct details of:

     (i) the employees of the Company and the employment conditions of all employees of the Company; and

    (ii) all contracts of service or for services and letters of appointment in respect of any employees of, or consultants to, the Company which cannot be terminated on less than 2 months' notice.

(b) (Contracts enforceable): Each of the contracts entered into by the Company with employees or consultants is enforceable against the parties to it and there is no party in breach of, or in default under, any such contract.

(c) (No change since Last Accounts Balance Date): Since the Last Accounts Balance Date the Company has not paid any bonuses or increases in salary (other than normal increases to employees in the ordinary course of business or as imposed by industrial awards) or otherwise altered the remuneration, emoluments or benefits or other conditions of employment of any Officers or employees of the Company.

(d) (No collective agreements): Except as disclosed in the Disclosure Material, the Company is not party to any collective agreement or enterprise bargain agreement or other agreement or arrangement nor is it involved in or likely to be involved in any industrial dispute with any trade union or other organisation of employees.

(e) (No termination of employees): No present Officer, employee, agent or consultant of or to the Company has given or received notice terminating his employment or engagement and no Officer, employee, agent or consultant is entitled to or intends or is likely as a result of this Agreement to terminate his employment or engagement with the Company.

(f) (No changes to directors' benefits): Since the Last Accounts Balance Date the Company has not paid any remuneration or fees to its directors other than normal remuneration to executive directors.

(g) (Compliance with awards and agreements): In respect of its employees and former employees the Company has complied with all applicable industrial awards and agreements and all statutory requirements.

(h) (Compliance with Statutes): The Company has complied in all material respects with all applicable Statutes directed at:

     (i)  avoiding  all  forms  of  discrimination  with  respect  to employees;

    (ii)  providing  long  service  leave  benefits  to  employees;

   (iii)  providing  training  and  career  assistance  to  employees;  and

    (iv) providing for affirmative action programmes, and there are no outstanding claims against or payments due from the Company under such Statutes.

(i) (Compliance with Superannuation Commitments): The Company has complied, and until the Settlement Date will continue to comply with all of its Superannuation Commitments.

(j) (No increase to Superannuation Commitments): The Company will not increase its Superannuation Commitments between the date of this Agreement and the Settlement Date without the written consent of the Purchaser.

(k) (No other pension benefits): The Company is not under any present legal liability or voluntary commitment (apart from a Superannuation Commitment) to pay to any person any pension, superannuation allowance, retirement gratuity or like benefit (other than legal liability to pay long service leave or annual holiday pay) or any damages or compensation for loss of office or employment or for unfair dismissal.

(l) (No other funds): There are no superannuation trusts or funds of which the Company is a trustee, or to which the Company is required to make contributions (apart from a Superannuation Commitment).

(m) (No superannuation guarantee charge payable): The Company has duly made all necessary payments in order to avoid incurring any liability to pay the training guarantee levy under the Training Guarantee Act 1990 (Cth).

19.     Material  disclosure

(a) (All material information): Any information known or which should be known to the Vendor concerning the Company which might reasonably be regarded as material to a purchaser for value of the Vendor Shares has been disclosed in writing to the Purchaser.

(b) (True, complete and accurate): All information concerning the Company or concerning the Vendor Shares supplied to the Purchaser or its agents, employees or advisers by the Vendor or its agents, employees or advisers is true, complete and accurate in all respects, and is not misleading or deceptive.

(c) (No material error or misstatement): No representation, warranty or document made or furnished by the Vendor in connection with this Agreement contains any material error or misstatement nor does it omit to state any material fact.

(d) (No adverse acts): Nothing has been done or omitted to be done in relation to the Vendor Shares or the Company which might materially adversely affect the interests of the Purchaser as an intending purchaser of the Vendor Shares.

(e) (No competing interests): The Vendor does not have any interest in any company or business which has a close trading relationship with or which is in competition with a business conducted by the Company.

(f) (Forecasts and projections): All the forecasts and projections (if any) in the Disclosure Material:

     (i) were made after due and careful consideration on the part of the author;

    (ii) are based on information which the author reasonably believed was reliable; and

   (iii) are fair and reasonable in the circumstances prevailing at the time such forecasts and projections were made and in light of the assumptions made which were in turn fair and reasonable. The Vendor is not aware of any fact which might have a material adverse effect on any such assumptions or which might necessitate a material adverse revision to any of the forecasts or projections.

20.     The  Last  Accounts

The  Last  Accounts:

(a) disclose a true and fair view of the state of the Current Assets and Current Liabilities of the Company as at 31 May 2002;

(b) contain adequate provisions in respect of all other liabilities (whether actual, contingent, deferred or otherwise) of the Company as at 31 May 2002 and proper disclosure (in note form) of any contingent or other liabilities not included or provided therein; and

(c)  were  prepared:

     (i) in accordance with the Corporations Act and Australian accounting standards applied on a consistent basis and without making any revaluation of assets; and

    (ii)  in  the  manner  described  in  the  notes  to  them.

                                   SCHEDULE 2

                                    PREMISES


Suite  1

Sports  Betting  Auditorium

Canberra  Racecourse

Randwick  Road

LYNEHAM  ACT  2602

                                    SCHEDULE 3

                                  LAST ACCOUNTS






                          MEGASPORTS (ACT) PTY LIMITED

                               ABN 54 081 251 470

                              FINANCIAL STATEMENTS


             STATEMENT  OF  FINANCIAL  PERFORMANCE  FOR  THE  PERIOD

                       1  MAY  2002  TO  31  MAY  2002



                                           31/5/02         30/4/02       31/3/02
                                 Note         $               $             $

Net revenue from ordinary activities         (66,467)       40,394       (76,316)
Employee benefits expense                    (33,695)      (39,653)      (30,629)
Depreciation and amortisation expense         (4,247)       (2,327)       (2,412)
Other expenses from ordinary activities      (47,558)      (11,374)      (25,181)
                                         ------------  ------------  ------------

Profit/(Loss) from ordinary activities
 before income tax expense                  (151,967)      (12,960)     (134,538)
Income tax expense relating to
 ordinary activities                               -             -             -
                                         ------------  ------------  ------------

Profit/(Loss) from ordinary activities
 after income tax                           (151,967)      (12,960)     (134,538)

Accumulated losses at the beginning
 of the financial period                  (3,652,923)   (3,639,963)   (3,505,425)
                                         ------------  ------------  ------------

Accumulated losses at the end of the
 financial year                          $(3,804,890)  $(3,652,923)  $(3,639,963)
                                         ============  ============  ============



                                 TRADING  ACCOUNT

                   FOR  THE  PERIOD  1  MAY  2002  TO  31  MAY  2002



                            31/5/02    30/4/02     31/3/02
                               $          $           $

Telephone betting
  Gaming receipts           137,329     190,944      163,345
  Less: Gaming losses      (181,055)   (178,784)    (163,415)
                          ----------  ----------  -----------
                            (43,726)     12,160          (70)
                          ----------  ----------  -----------

Internet betting
  Gaming receipts           819,730     997,149    1,236,649
  Less: Gaming losses      (839,267)   (977,253)  (1,301,574)
                          ----------  ----------  -----------

                            (19,537)     19,896      (64,925)
                          ----------  ----------  -----------

Bruce Stadium Auditorium
  Gaming receipts                 -           -            -
  Less: Gaming losses             -           -            -
                          ----------  ----------  -----------

                                  -           -            -
                          ----------  ----------  -----------

                          $ (63,263)  $  32,056   $  (64,995)
                          ==========  ==========  ===========



             DETAILED  PROFIT  AND  LOSS  ACCOUNT  FOR  THE  PERIOD

                             1 MAY 2002 TO 31 MAY 2002



                               31/5/02        30/4/02        31/3/02
                                  $              $              $
Income
  Gaming revenue/(loss)        (63,263)        32,056       (64,995)
  Exchange rate gain/(loss)     (3,652)         7,884       (11,708)
  Interest                         448            454           387
                             ----------     ----------    ----------
                               (66,467)        40,394       (76,316)
                             ----------     ----------    ----------



                    DETAILED  PROFIT  AND  LOSS  ACCOUNT

               FOR  THE  PERIOD  1  MAY  2002  TO  31  MAY  2002


                                       31/5/02    30/4/02   31/3/02
                                          $          $         $
Less expenses
  Accounting fees                      5,323      1,310       4,320
  Advertising                              -          -           -
  Amortisation                           139        135         139
  Bank charges                         2,157      1,158         793
  Cleaning                               123        123         123
  Computer consumables                     -          -           -
  Consultants fees                         -          -           -
  Depreciation                         4,108      2,192       2,273
  Donations                              182          -           -
  Entertainment                            -          -          91
  Employee entitlements               (1,952)       921       1,347
  Freight and cartage                      -          -           -
  Fringe benefits tax                  1,725        175           -
  Insurance                                -      8,595       4,151
  Interest                               130          -           -
  Licences and registrations           1,777          -           -
  Management fees                     19,591         98         146
  Motor vehicle expenses               2,316      1,558       2,110
  Office expenses                        183        816         183
  Penalties and fines                    240          -           -
  Postage, printing and stationery       417         77         445
  Rent                                 1,414        507         986
  Repairs and maintenance              8,636      2,245       5,113
  Security                                73        158           -
  Subscriptions                          726      1,268       2,394
  Seminars and conference                  -          -           -
  Superannuation                       6,416      2,767       2,169
  Telephone                            1,110        507         480
  Travelling expenses                    480     (1,896)          -
  Turnover tax                         2,680      3,445       3,846
  Wages                               27,506     27,195      27,113
                                   ----------  ---------  ----------
                                      85,500     53,354      58,222
                                   ----------  ---------  ----------

Operating profit/(loss)            $(151,967)  $(12,960)  $(134,538)
                                   ==========  =========  ==========



             STATEMENT  OF  FINANCIAL  POSITION  AS  AT  31  MAY  2002



                                                2003       2002
                                   Note          $          $

CURRENT ASSETS

Cash assets                            2       407,563    1,021,327
Receivables                            3         5,137        3,127
                                            -----------  -----------
TOTAL CURRENT ASSETS                           412,700    1,024,454
                                            -----------  -----------

NON CURRENT ASSETS

Property, plant and equipment          4        61,924       72,551
Intangible assets                      5        19,009       19,547
                                            -----------  -----------

TOTAL NON CURRENT ASSETS                        80,933       92,098
                                            -----------  -----------

TOTAL ASSETS                                $  493,633   $1,116,552
                                            ===========  ===========

CURRENT LIABILITIES

Payables                               6        626,032      938,146
Provisions                             7         25,640       25,594
                                            -----------  -----------

TOTAL CURRENT LIABILITIES                       651,672      963,740
                                            -----------  -----------

NON CURRENT LIABILITIES

Payables                               6      2,607,503    2,658,103
                                            -----------  -----------

TOTAL NON CURRENT LIABILITIES                 2,607,503    2,658,103
                                            -----------  -----------

TOTAL LIABILITIES                          $ 3,259,175  $ 3,621,843
                                            ===========  ===========

NET ASSETS                                 $(2,765,542) $(2,505,291)
                                            ===========  ===========

EQUITY

Contributed equity                     8      1,039,348    1,039,348
Accumulated losses                           (3,804,890)  (3,544,639)
                                            -----------  -----------

TOTAL SHAREHOLDERS' EQUITY                 $(2,765,542) $(2,505,291)
                                            ===========  ===========


                        NOTES TO THE FINANCIAL STATEMENTS
                        FOR THE PERIOD ENDED 31 MAY 2002

NOTE  1          SUMMARY  OF  ACCOUNTING  POLICIES

The financial statements are a special purpose financial report which have been prepared solely for use by directors and members of the company.

The financial statements have been prepared in accordance with the accrual basis of accounting as set out in AASB 1001 and other applicable Accounting Standards, except for:

     (i)  AASB  1004  "Disclosure  of  Operating  Revenue"
    (ii)  AASB  1005  "Financial  Reporting  by  Segments"
   (iii)  AASB  1017  "Related  Party  Disclosures"
    (iv)  AASB  1020  "Accounting  for  Income  Tax  (Tax  Effect  Accounting)"
     (v)  AASB  1021  "Depreciation"
    (vi)  AASB  1026  "Statement  of  Cash  Flows"
   (vii)  AASB  1033  "Presentation  and  Disclosure of Financial Instruments"

Furthermore, other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) have not been adopted.

The company has applied Accounting Standard AASB 1025 "Application of Reporting Entity Concept and other Amendments". Since the directors consider the company is not a reporting entity as defined in AASB 1025, the company is not required to comply with all Accounting Standards and other mandatory professional reporting requirements.

The above Standards and Consensus Views have not been complied with since the directors consider the cost of compliance outweighs the benefits to members of the resulting information and that non-compliance with these Standards does not affect the truth and fairness of the financial statements.

The financial statements have been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non-current assets.

The following is a summary of the significant accounting policies adopted by the company in the preparation of the financial statements. The accounting policies have been consistently applied, unless stated otherwise.

a)   Depreciation  and  amortisation

Depreciation and amortisation are provided on non-current assets by charges against income at rates based on the estimated useful life of the respective assets principally using the reducing value method.

                        NOTES TO THE FINANCIAL STATEMENTS
                        FOR THE PERIOD ENDED 31 MAY 2002

NOTE  1     SUMMARY  OF  ACCOUNTING  POLICIES  (CONT'D)

b)  Income  Tax

The income tax expenses charged against operating profit is based on the Liability method of tax effect accounting whereby the current liability and future liability in respect of the year's profits are included at the rates applicable at balance date in accordance with the law at that date and future income tax benefits are brought to account when the future realisation of the benefit can be regarded as assured beyond any reasonable doubt.


                                    2003          2002
                                      $             $

NOTE 2    CASH ASSETS
   Cash at bank - Cheque account        3,013     2,621
   Cash at bank - USD account         197,449   877,117
   Term deposit - Guarantee account   116,802   116,802
   Cash at bank - AUD account          90,158    24,236
Cash at bank - Bruce Stadium                -         -
Cash on hand                              141       551
                                    --------- ----------
      $                             $ 407,563 $1,021,327
                                    ========= ==========

NOTE 3    RECEIVABLES

   Sundry debtors                   $   5,137 $    3,127
                                    ========= ==========

                        NOTES TO THE FINANCIAL STATEMENTS
                        FOR THE PERIOD ENDED 31 MAY 2002

                                          2003          2002
                                            $             $

NOTE 4    PROPERTY, PLANT AND EQUIPMENT

   Computer equipment - at cost            290,274      290,274
   Less accumulated depreciation          (236,813)    (228,742)
                                         ----------   ----------
                                            53,461       61,532
                                         ----------   ----------

   Office furniture - at cost                9,257        9,257
   Less accumulated depreciation            (6,697)      (4,554)
                                         ----------   ----------

                                             2,560        4,703
                                         ----------   ----------

Furniture & fittings - at cost              12,930       12,930
Less accumulated depreciation               (7,027)      (6,614)
                                         ----------   ----------

                                             5,903        6,316
                                         ----------   ----------

                                        $   61,924   $   72,551
                                         ==========   ==========

NOTE 5    INTANGIBLE ASSETS

   Formation expenses                       24,580       24,580
   Less accumulated amortisation            (5,571)      (5,033)
                                         ----------   ----------

                                        $   19,009   $   19,547
                                         ==========   ==========

NOTE 6    PAYABLES

   Current
   Trade creditors and accruals             78,742       27,916
   Customer deposits                       539,056      890,110
   Bets in advance                           8,234       20,120
                                         ----------   ----------

                                        $  626,032   $  938,146
                                         ==========   ==========

   Non-current
   American Wagering Inc.               $2,607,503   $2,658,103
                                         ==========   ==========

                        NOTES TO THE FINANCIAL STATEMENTS
                        FOR THE PERIOD ENDED 31 MAY 2002


                                                2003          2002
                                                  $             $

NOTE 7    PROVISIONS

   Annual leave                               $   25,640  $   25,594
                                               =========   =========

NOTE 8    CONTRIBUTED EQUITY

   1,039,348 Ordinary shares fully paid       $1,039,348  $1,039,348
                                               =========   =========

                               COMPILATION REPORT
                                       TO
                          MEGASPORTS (ACT) PTY LIMITED

Scope

On the basis of information provided by the directors of the company we have compiled in accordance with APS 9 "Statement on Compilation of Financial Reports", the special purpose financial report of the company for the period ended 31st May 2002, as set out in the attached Profit and Loss Accounts, Balance Sheet and Notes to and Forming Part of the Financial Statements.

The specific purpose for which the special purpose financial report has been prepared is set out in Note 1. The extent to which Accounting Standards and UIG Consensus Views have been adopted in the preparation of the special purpose financial report is set out in Note 1.

The directors are solely responsible for the information contained in the special purpose financial report and have determined that the accounting policies used are consistent with the financial reporting requirements of the company's constitution and are appropriate to meet the needs of the members of the company.

Our procedures use accounting expertise to collect, classify and summarise the financial information, which the directors provided into a financial report. Our procedures do not include verification or validation procedures. No audit or review has been performed and accordingly no assurance is expressed.

To the extent permitted by law, we do not accept liability for any loss or damage which any person, other than the company may suffer arising from any negligence on our part. No person should rely on the special purpose financial report without having an audit or review conducted.

The special purpose financial report was prepared for the benefit of the company and the purpose identified above. We do not accept responsibility to any other person for the contents of the special purpose financial report.


Duesburys

12  June  2002

                                SCHEDULE  4

                           SETTLEMENT  STATEMENT


Purchase Consideration                          $300,000

Plus:

Company's operating cash bank account balance        (*)

Punter wagering account bank balance                 (*)

TOTAL                                                (*)

Less:

Punter wagering account balances                     (*)

Employee entitlements                                (*)

Trade creditors and accruals                         (*)

Tax instalments/GST                                  (*)

TOTAL                                                (*)

Net Settlement Amount                                (*)

                                  ANNEXURE "A"

                               DISCLOSURE MATERIAL

                                    CONTENTS

1.     DEFINITIONS  AND  INTERPRETATION                                      1
       1.1     Definitions                                                   1
       1.2     Interpretations                                               6

2.     TRANSACTION                                                           6

3.     ASSIGNMENT  OF  LOANS                                                 6

4.     CONSIDERATION                                                         7
       4.1     Consideration                                                 7
       4.2     Monthly  Payments                                             7
       4.3     Binding  Effect                                               7
       4.4     Default                                                       7
       4.5     Monthly  Reports                                              8

5.     SPORTS  BETTING  BOOKMAKERS  LICENCE                                  8
       5.1     Ownership  of  Licence  and  Compliance  with  the  law       8
       5.2     Default                                                       8

6.     ADJUSTMENTS                                                           9

7.     SOFTWARE                                                              9

8.     PUNTER'S  WAGERING  ACCOUNTS                                          9
       8.1     Vendor  Covenants                                             9
       8.2     Purchaser  Covenants                                          9
       8.3     Default                                                       9
       8.4     Indemnity                                                    10
       8.5     Limitations                                                  10

9.     APPROVALS                                                            10
       9.1     Nevada  Gaming  Authorities                                  10
       9.2     Compliance  Committee                                        10

10.    SETTLEMENT                                                           11
       10.1     Time  and  Location  of  Settlement                         11
       10.2     Vendor's  obligations  at  Settlement                       11
       10.3     The  Purchaser's  obligations  at  Settlement               12

11.    COVENANTS                                                            12
       11.1     Covenants  about  the  Company                              12
       11.2     Further  Covenants  by  the  Vendor                         13
       11.3     Assistance  by  Vendor                                      13
       11.4     Event  affecting  value  of  Vendor  Shares                 14

12.    REPRESENTATIONS  AND  WARRANTIES BY THE VENDORS AND THE COMPANY      14
       12.1     Representations  and  Warranties                            14
       12.2     Indemnity  by  Vendor                                       14
       12.3     Repetition  on  Settlement  Date                            14

13.    CONFIDENTIALITY                                                      14

       13.1     Terms  to  remain  confidential                             14
       13.2     Disclosure  of  Information                                 15
       13.3     Obligations  continuing                                     15
       13.4     ASX  Listing  Rules                                         15
       13.5     NASDAQ  Stock  Market  Marketplace  Rules                   15

14.    DEFAULT                                                              15

15.    NOTICES                                                              15
       15.1     Notices  in  Writing                                        15
       15.2     Initial  Address  of  Parties                               16
       15.3     Change  of  Address                                         16
       15.4     Receipt  of  notice                                         16

16.    NON-ASSIGNMENT                                                       17

17.    FURTHER  ASSURANCE                                                   17

18.    GOVERNING  LAW                                                       17

19.    VARIATION                                                            17

20.    COSTS                                                                17
       20.1     Stamp  Duty                                                 17
       20.2     Legal  Costs                                                17

21.    MISCELLANEOUS                                                        17
       21.1     Enforcement  of  Provisions                                 17
       21.2     Sole  Understanding                                         17
       21.3     Counterparts                                                17
       21.4     Time                                                        18


                                                                               3

<PAGE









                             AMERICAN WAGERING, INC.
                                    (Vendor)



                                       and



                            MEGASPORTS (ACT) PTY LTD
                               ABN 54 081 251 470
                                  (Mega Sports)



                                       and



                                 EURAUST LIMITED
                               ABN 62 009 423 189
                                   (Purchaser)








                              SHARE SALE AGREEMENT